EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002 relating to the consolidated financial statements, which appears in TIBCO Software Inc.’s Annual Report on Form 10-K for the year ended November 30, 2001.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
May 20, 2002